Exhibit 99.1

Contacts:
Layne Christensen Company	The Equity Group Inc.
Jim Easter	Devin Sullivan
Chief Financial Officer	Sr. Vice President
281-475-2694	212-836-9608
jim.easter@layne.com	dsullivan@equityny.com

Jenny Caulk	Thomas Mei
Director of Communications	Associate
281-475-2621	212-836-9614
jenny.caulk@layne.com	tmei@equityny.com

FOR IMMEDIATE RELEASE

Layne Christensen Announces New $135 Million Credit Facility

THE WOODLANDS, TX – April 15, 2014 – Layne Christensen Company (Nasdaq: LAYN) (“Layne” or the “Company”) announced today that it has signed a new five-year $135 million senior secured asset-backed revolving credit facility (the “ABL Facility”) with PNC Bank National Association as Administrative Agent, Co-collateral Agent and Lender; Wells Fargo Bank N.A. as Co-collateral Agent and Lender and Jefferies Finance LLC as Lead Arranger, Book Running Manager, Syndication Agent and Lender. The ABL Facility will bear interest at a rate of LIBOR plus 2.75—3.25%, depending on average utilization, as determined quarterly. The ABL Facility has an accordion feature that could increase the borrowing capacity to up to $200 million.

Layne will initially use funds available under the ABL Facility to cash collateralize approximately $31 million of outstanding letters of credit associated with its prior bank agreement until such letters of credit can be transitioned to the ABL Facility and from time to time for working capital and general corporate purposes. In connection with the closing of the ABL Facility, Layne terminated its prior $150 million credit facility.

Rene Robichaud, President and CEO of Layne, said, “We are pleased with the support of our new banking group and the results of this financing. Our new ABL Facility lowers Layne’s borrowing costs and provides the flexibility and structure appropriate for the project-oriented nature of Layne’s business. In combination with our previously announced financing activities, we believe we have secured a stable, adaptable base of capital to implement our growth objectives.”

Layne Christensen Company

Layne is a global water management, construction and drilling company, providing responsible solutions to the world of essential natural resources — water, mineral and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, excellence, and integrity.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management’s intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “should,” “intended,” “continue,” “believe,” “may,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “estimate” and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to: the outcome of the ongoing internal investigation into, among other things, the legality, under the FCPA and local laws, of certain payments to agents and other third parties interacting with government officials in certain countries in Africa relating to the payment of taxes and the importing of equipment (including any government enforcement action which could arise out of the matters under review or that the matters under review may have resulted in a higher dollar amount of payments or may have a greater financial or business impact than management currently anticipates), prevailing prices for various commodities, unanticipated slowdowns in the Company’s major markets, the availability of credit, the risks and uncertainties normally incident to the construction industry, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this filing, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

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